Exhibit 10.18c
AMENDMENT NO. 2 TO
EXECUTIVE EMPLOYMENT AGREEMENT
     THIS AMENDMENT NO. 2 TO EXECUTIVE EMPLOYMENT AGREEMENT (the “Amendment”) by and between Mylan Inc.(the “Company”) and Daniel C. Rizzo Jr. (“Executive”) is made and is effective as of February 22, 2011.
     WHEREAS, the Company and Executive are parties to that certain Executive Employment Agreement dated as of February 28, 2008, as amended to date (the “Agreement”); and
     WHEREAS, the Company and Executive wish to extend the term of the Agreement and amend certain additional provisions as set forth below;
     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
     1. Section 2 (Term of Agreement) of the Agreement is amended and restated in its entirety to read as follows:
     Term of Agreement. This Agreement shall commence and be effective as of February 28, 2008 and shall remain in effect, unless earlier terminated as provided in Section 8 of this Agreement, through February 28, 2013 (the “Renewal Date”); provided, however, that commencing on the Renewal Date and on each annual anniversary of such date, the term of this Agreement, unless previously terminated or amended, shall automatically be extended for an additional one year period (“Automatic Extension”). For the avoidance of doubt, upon Automatic Extension, Executive’s compensation shall be at the levels and on the terms then in effect.
     2. Section 8(e) (Extension or Renewal) is hereby deleted in its entirety.
     3. Section 3(b) is hereby amended to memorialize that Executive shall be eligible to receive, as determined at the discretion of the Company’s Chief Executive Officer (or, as applicable, the Compensation Committee of Mylan’s Board of Directors) a target Annual Bonus of sixty percent (60%) of Executive’s then-current Base Salary.
     4. The parties acknowledge and agree that this Amendment is an integral part of the Agreement. Notwithstanding any provision of the Agreement to the contrary, in the event of a conflict between this Amendment and the Agreement or any part of either of them, the terms of this Amendment shall control. In the event that any provision of the Agreement, or portion thereof, becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, the Agreement shall continue in full force and effect without said provision or portion thereof.

     5. This Amendment shall be governed by, interpreted under and construed in accordance with the laws of Pennsylvania.
     6. Except as modified by this Amendment, the Agreement is hereby confirmed in all respects.
     IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date and the year first written above.

MYLAN INC.			EXECUTIVE

By:	/s/ John Sheehan		/s/ Daniel C. Rizzo Jr.

	John Sheehan		Daniel C. Rizzo Jr.
	Title:	Executive Vice President and Chief Financial Officer